Exhibit 10.14

SUBLEASE

Between

Trustwave Holdings, Inc.

And

PresbiBio, LLC

DATED: 5/6/2014

-i-

SUBLEASE

THIS SUBLEASE is made and entered into this 25th day of April, 2014 by and between Trustwave Holdings, Inc. (“Landlord”) and PresbiBio, LLC (“Tenant”).

1.       BASIC LEASE PROVISIONS.

(a) Property Address: 8845 Irvine Center Drive, 1st Floor, Irvine, CA 92618

(b) Tenant’s Address until the Commencement Date: 8845 Irvine Center Drive, Suite 100, Irvine, CA 92618

(c) Landlord’s Address (for notices): 70 West Madison Street, Suite 1050, Chicago, IL 60602 Attn: Legal Department

(d) Prime Landlord: 4th Generation Properties, Inc.

(e) Prime Landlord’s Address (for notices): MarWest Commercial Property Management Services Inc. 250 El Camino Real, Suite 210, Tustin, CA 92780 Attn: R. Blake Hite, Association/Property Manager.

(f) Identification of Prime Lease and all amendments thereto: Master Lease dated October 10, 2010 made by and between Image Holdings, Inc. and M86 Americas, Inc.

(g) Sublease Term: The period commencing on the Commencement Date and ending on the Expiration Date.

(h) Commencement Date (subject to change as specified in Section 3 or Section 4 hereof): The earlier of (i) June 1, 2014 or (ii) two (2) business days after Tenant receives written notice of Prime Landlord’s consent.

(i) Expiration Date: July 31, 2016

(j) Base Monthly Net Rent: 5,500 of rentable square feet (“RSF”) at $1.20/RSF

(k) Payee of Rent: Trust wave Holdings, Inc.

(l) Address for Payment of Rent: 70 West Madison Street, Suite 1050, Chicago, IL 60602

(m) Base Monthly Net Rent Commencement Date: Sixty (60) days following the Commencement Date specified in Section l(h).

(n) Additional Monthly Rent Commencement Date: Thirty (30) days following the Commencement Date specified in Section 1(h).

(o) Description of Premises: Approximately 5,500 rentable square feet on the 1st floor of the Building. Landlord will maintain its existing server room, which is approximately 762 RSF and has been deducted from the 6,272 RSF premises. The portion of the Premises is outlined in red on attached Exhibit A. Landlord’s developer team will need ongoing access to this server room for various intermittent projects and shall have access to this server room as needed and without prior notice subject to Sect ion 9 of this Sublease.

(p) Tenant’s Prorata Share: 15.19 percent

(q) Security Deposit: One month gross rent of $9,235.43

(r) Tenant’s Use (set forth with specificity): General business offices and any other lawful purpose consistent with the character of the building

(s) Broker: Jones Lang LaSalle Midwest, LLC

PRIME LEASE. Landlord is the tenant under a Prime Lease (the “Prime Lease”) with the Prime Landlord identified in Section l(d), bearing the date specified in Section 1(f). Landlord represents and warrants to Tenant that (a) Landlord has delivered to Tenant a full and complete copy of the Prime Lease and all other agreements between Prime Landlord and Landlord governing the use and occupancy of the Premises, (b) the Prime Lease is, as of the date hereof, in full force and effect, and (c) no event of default currently exists and to Landlord’s knowledge, no event has occurred and is continuing which would constitute an event of default but for the requirement of the giving of notice and/or the expiration of the period of time to cure.

2.       SUBLEASE. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Tenant to be performed, hereby subleases to the Tenant, and the Tenant accepts from the Landlord, certain space described in Section 1(o) (the “Premises”) and located in the building (the “Building”), situated on and a part of the property (the “Property”) legally described in the Prime Lease.

3.       TERM. Subject to Section 4, the term of this Sublease (hereinafter “Term”) shall commence on the date (hereinafter “Commencement Date”) which is the date specified in Section 1(h). The Term shall expire on the date (“Expiration Date”) specified in Section 1(i), unless sooner terminated as otherwise provided elsewhere in the Lease.

4.       POSSESSION. Landlord agrees to deliver possession of the Premises on or before the date specified in Section 1(h) in their condition as of the execution and delivery hereof, reasonable wear and tear excepted; that is to say, AS IS. To the best of Landlord’s knowledge, the Premises structural, roof, glass, electrical, plumbing and HYAC systems are in good working order and condition. If the Landlord shall be unable to give possession of the Premises on the Commencement Date for any reason, Landlord shall not be subject to any liability for failure to give possession. Under such circumstances the Rent Commencement Date shall be deferred one day for each day that delivery of possession is delayed for reasons other than a delay or default on the part of Tenant. No such failure to give possession on the Commencement Date shall affect either the validity of this Sublease or the obligations of the Tenant or Landlord hereunder, and the same shall not be construed to extend the Term. In the event Tenant’s occupancy is delayed by more than thirty days, Tenant shall have the right to terminate this Sublease by giving written notice to Landlord.

5.       TENANT’S USE. The Premises shall be used and occupied only for the Tenant’s Use set forth in Section 1(r).

6.       RENT. Beginning on the Rent Commencement Date set forth in Section 1(m) Tenant agrees to pay the Base Rent set forth in Section 1(j) to the Payee specified in Section 1(k), at the address specified in Section 1(l), or to such other payee or at such other address as may be designated by notice in writing from Landlord to Tenant, without prior demand therefor and without any deduction whatsoever. Base Rent shall be paid in advance on the first day of each month of the Term, except that the first installment of Base Rent shall be paid by Tenant to Landlord upon execution of this Sublease by Tenant. Base Rent shall be pro-rated for partial months at the beginning and end of the Term. All charges, costs and sums required to be paid by Tenant to Landlord under this Sublease in addition to Base Rent shall be deemed “Additional Monthly Rent”, and Base Rent and Additional Monthly Rent shall hereinafter collectively be referred to as “Rent”. Tenant’s covenant to pay Rent shall be independent of every other covenant in this Sublease. If Rent is not paid when due, Tenant shall pay, relative to the delinquent payment, an amount equal to the sum which would be payable by Landlord to Prime Landlord for an equivalent default under the Prime Lease.

7.       ADDITIONAL MONTHLY RENT.

(a) From and after the Additional Rent Commencement Date, if and to the extent that Landlord is obligated to pay additional monthly rent under the Prime Lease, whether such additional monthly rent is to reimburse Prime Landlord for taxes, operating expenses, common area Maintenance charges or other expenses incurred by the Prime Landlord in connection with the Property, Tenant shall pay to Landlord, the percentage of such additional monthly rent (to the extent such additional monthly rent is attributable to events occurring during the term of this Sublease) which is set forth in Section 1(p) as the Tenant’s Prorata Share as Tenant’s Additional Monthly Rent. Such payment shall be due from Tenant to Landlord no fewer than five (5) days prior to the elate upon which Landlord’s payment of such additional monthly rent is due to the Prime Landlord, provided that Tenant shall have been billed therefor at least ten (10) days prior to such due date (which bill shall be accompanied by a copy of Prime Landlord’s bill and other material furnished to Landlord in connection therewith).

(b) The Tenant’s Prorata Share provided for in Section 1(p) is calculated by dividing the rentable area of the Premises by the rentable area of the premises leased by Prime Landlord to Landlord pursuant to the Prime Lease. In the event the rentable area of the Premises or the area of the premises leased pursuant to the Prime Lease shall be changed during the Term, then the Tenant’s Prorata Share shall be recalculated provided no such recalculation shall result in an increase in Tenant’s Additional Monthly Rent unless the Premises have been enlarged.

8.       TENANT’S OBLIGATIONS. Tenant shall be responsible for and shall pay its proportionate share of the Utilities associated with subleasing the Premises, which is approximately 15.19% including the following: all utility consumption costs, including without limitation, electric and other charges incurred in connection with lighting, and providing electrical power to the Premises. Tenant shall hold Landlord harmless from all costs or expenses Landlord may incur from Tenant’s failure to pay utility bills or to perform any of its obligations with respect to the purchase of utilities, all maintenance, repairs and replacements as to the Premises to the extent Landlord is obligated to perform the same under the Prime Lease and all maintenance, repair and replacement of the Equipment, provided that in no event shall Tenant be obligated to pay for any costs of repair or maintenance to the extent caused by Landlord or any other party’s activities in Landlord’s premises or otherwise outside the Premises.

9.       QUIET ENJOYMENT. Landlord represents that it has full power and authority to enter into this Sublease, subject to the consent of the Prime Landlord, if required under the Prime Lease. So long as Tenant is not in default in the performance of its covenants and agreements in this Sublease, Tenant’s quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Landlord, or by any person claiming by, through, or under Landlord.

10.     TENANT’S INSURANCE. Tenant shall procure and maintain, at its own cost and expense, such liability insurance as is required to be carried by Landlord under the Prime Lease, naming Landlord, as well as Prime Landlord, in the manner required therein and such property insurance as is required to be carried by Landlord under the Prime Lease to the extent such property insurance pertains to the Premises. Tenant shall furnish to Landlord a certificate of Tenant’s insurance required hereunder upon Prime Landlord’s written consent to Tenant’s taking possession of the Premises. Each party hereby waives claims against the other for property damage provided such waiver shall not invalidate the waiving party’s property insurance; each party shall attempt to obtain from its insurance carrier a waiver of its right of subrogation. Tenant hereby waives claims against Prime Landlord and Landlord for property damage to the Premises or its contents if and to the extent that Landlord waives such claims against Prime Landlord under the Prime Lease. Tenant agrees to obtain, for the benefit of Prime Landlord and Landlord, such waivers of subrogation rights from its insurer as are required of Landlord under the Prime Lease. Landlord agrees to use reasonable efforts in good faith to obtain from Prime Landlord a waiver of claims for insurable property damage losses and an agreement from Prime Landlord to obtain a waiver of subrogation rights in Prime Landlord’s property insurance, if and to the extent that Prime Landlord waives such claims against Landlord under the Prime Lease or is required under the Prime Lease to obtain such waiver of subrogation rights.

11.     ASSIGNMENT OR SUBLETTING.

(a) Tenant shall not (i) assign, convey or mortgage this Sublease or any interest under it; (ii) allow any transfer thereof or any lien upon Tenant’s interest by operation of law; (iii) further sublet the Premises or any part thereof; or (iv) permit the occupancy of the Premises or any part thereof by anyone other than Tenant. Landlord’s written consent to an assignment of this Sublease or a further sublease of the Premises shall not be unreasonably withheld, conditioned or delayed, and if Landlord consents thereto, Tenant understands and agrees that the Prime Lease may require Prime Landlord’s consent to any such assignment or further sublease. Any cost of obtaining Prime Landlord’s consent shall be borne by Tenant.

(b) No permitted assignment shall be effective and no permitted sublease shall commence unless and until any default by Tenant hereunder shall have been cured. No permitted assignment or subletting shall relieve Tenant from Tenant’s obligations and agreements hereunder and Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment or subletting had been made.

12.     RULES. Tenant agrees to comply with all rules and regulations that Prime Landlord has made or may hereafter from time to time make for the Building, to the extent allowed under the Prime Lease. Landlord shall not be liable in any way for damage caused by the non-observance by any of the other tenants of such similar covenants in their leases or of such rules and regulations.

13.     REPAIRS AND COMPLIANCE. Tenant shall promptly pay for the repairs set forth in Section 8 hereof and Tenant shall, at Tenant’s own expense, comply with all laws and ordinances, and all orders, rules and regulations of all governmental authorities and of all insurance bodies and their fire prevention engineers at any time in force, applicable to the Premises or to Tenant’s particular use or manner of use thereof, except that Tenant shall not hereby be under any obligation to comply with any law, ordinance, rule or regulation requiring any structural alteration of or in connection with the Premises, unless such alteration is required by reason of Tenant’s particular use or manner of use of the Premises, or a condition which has been created by or at the sufferance of Tenant, or is required by reason of a breach of any of Tenant’s covenants and agreements hereunder. As used herein “structure” or “structural” shall have the definition ascribed to it in the Prime Lease or if no specific definition is given therein “structure” or “structural” shall mean that portion of the Building which is integral to the integrity of the Building as an existing enclosed unit and shall, in any event, include footings, foundation, outside walls, skeleton, bearing columns and interior bearing walls, floor slabs, roof and roofing system. Landlord shall maintain its premises (other than the Premises) in sufficient condition so as not to cause any interference with Tenant’s use of the Premises or the parking areas provided for use by Tenant.

14.     FIRE OR CASUALTY OR EMINENT DOMAIN. In the event of a fire or other casualty affecting the Building or the Premises, or of a taking of all or a part of the Building or Premises under the power of eminent domain, Landlord may exercise any right which it may have to terminate the Prime Lease without first obtaining the prior written consent of Tenant, provided that (i) if the damage is limited to the Premises, Landlord shall not exercise any right without Tenant’s consent, and (ii) if the Premises are damaged and such damage would give Landlord the right to terminate the Prime Lease, Tenant shall have the right to terminate this Sublease. Tenant shall be entitled to a rent abatement to the extent it is unable to use the Premises in whole or in part as a result of a fire or other casualty or as a result of a taking under the power of eminent domain.

15.     ALTERATIONS. Tenant shall not make any alterations in or additions to the Premises (“Alterations”) if to do so would constitute a default under the Prime Lease. If Tenant’s proposed Alterations would not constitute a default under the Prime Lease, Landlord’s consent thereto shall nonetheless be required, but Landlord’s consent to such Alternations which do not affect the structure or exterior of the Premises, the Building Systems or the Systems serving Landlord’s other space in the Building shall not be unreasonably withheld, conditioned or delayed, and if Landlord consents thereto, Landlord shall use reasonable efforts to obtain the consent of Prime Landlord, if such consent is required under the Prime Lease. If Alterations by Tenant are permitted or consented to as aforesaid, Tenant shall comply with all of the covenants of Landlord contained in the Prime Lease pertaining to the performance of such Alterations. In addition, Tenant shall indemnify, defend and hold harmless Landlord and Prime Landlord against liability, loss, cost, damage, liens and expense imposed on Landlord or Prime Landlord arising out of the performance of Alterations by Tenant.

16.     SURRENDER. Upon the expiration of this Sublease, or upon the termination of the Sublease or of the Tenant’s right to possession of the Premises, Tenant will at once surrender and deliver up the Premises and furniture, together with all improvements thereon, to Landlord in good condition and repair, reasonable wear and tear excepted; conditions existing because of Tenant’s failure to perform maintenance, repairs or replacements as required of Tenant under this Sublease shall not be deemed “reasonable wear and tear”. Said improvements shall include all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment and other articles of personal property used in the operation of the Premises (as distinguished from operations incident to the business of Tenant), provided that Tenant shall have use of all existing furniture within the Premises and shall succeed to any rights Landlord has in such furniture. Unless Tenant has the continued right to occupy the Premises because of its arrangements with the Prime Landlord, Tenant shall surrender to Landlord all keys to the Premises and make known to Landlord the explanation of all combination locks which Tenant is permitted to leave on the Premises. All Alterations in or upon the Premises made-by Tenant shall become a part of and shall remain upon the Premises upon such termination without compensation, allowance or credit to Tenant provided, however, that Landlord shall have the right to require Tenant to remove any Alterations made by Tenant, or portion thereof, provided that Landlord gave Tenant notice of such requirement at the time Landlord gave consent to such Alterations. Said right shall be exercisable by Landlord giving written notice thereof to Tenant on or before thirty (30) days prior to such expiration or on or before ten (10) days after such termination. Tenant shall also remove any Alterations made by Tenant, or portion thereof, which Prime Landlord may require Landlord to remove, pursuant to the terms of the Prime Lease. In any such event, Tenant shall repair any damage occasion by such removal or restoration. If Landlord or Prime Landlord requires removal of any Alteration made by Tenant, or a portion thereof, and Tenant does not make such removal in accordance with this Section, Landlord may remove the same (and repair any damage occasion thereby), and dispose thereof, or at its election, deliver the same to any other place of business of Tenant, or warehouse the same. Tenant shall pay the costs of such removal, repair, delivery and warehousing on demand. As between Landlord and Tenant, Tenant shall not be required to remove any Alterations performed by Landlord prior to the Commencement Date or to restore the Premises to their condition prior to the making of such Alterations.

17.     REMOVAL OF TENANT’S PROPERTY. Upon the expiration of this Sublease, Tenant shall remove Tenant’s articles of personal property incident to Tenant’s business (“Trade Fixtures”); provided, however, that Tenant shall repair any injury or damage to the Premises which may result from such removal, and shall restore the Premises to the same condition as prior to the installation thereof. If Tenant does not remove Tenant’s Trade Fixtures from the Premises prior to the expiration or earlier termination of the Term, Landlord may, at its option, remove the same (and repair any damage occasioned thereby and restore the Premises as aforesaid) and dispose thereof or deliver the same to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, restoration, delivery or warehousing to Landlord on demand, or Landlord may treat said Trade Fixtures as having been conveyed to Landlord with this Sublease as a Bill of Sale, without further payment or credit by Landlord to Tenant.

18.     HOLDING OVER. Tenant shall have no right to occupy the Premises or any portion thereof after the expiration of this Sublease or after termination of this Sublease or of Tenants right to possession in consequence of an Event of Default hereunder. In the event Tenant or any party claiming by, through or under Tenant holds over, Landlord may exercise any and all remedies available to it at law or in equity to recover possession of the Premises, and to recover damages, including without limitation, damages payable by Landlord to Prime Landlord to Prime Landlord by reason of such hold over. For each and every month or partial month that Tenant or any party claiming by, through or under Tenant remains in occupancy of all or any portion of the Premises after the expiration of this Sublease or after termination of this Sublease or Tenant’s right to possession, Tenant shall pay, as minimum damages and not as a penalty, monthly rental at a rate equal to 150% of the rate of Base Rent and Additional Monthly Rent payable by Tenant hereunder immediately prior to the expiration or other termination of this Sublease or of Tenant’s right to possession. The acceptance by Landlord of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over.

19.     ENCUMBERING TITLE. Tenant shall not do any act which shall in any way encumber the title of Prime Landlord in and to the Building or the Property, nor shall the interest or estate of Prime Landlord or Landlord be in any way subject to any claim by way of lien or encumbrance, whether by operation of law by virtue of any express or implied contract by Tenant, or by reason of any other act or omission of Tenant. Any claim to, or lien upon, the Premises, the Building or the Property arising from any act or omission of Tenant shall accrue only against the subleasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Prime Landlord in and to the Building and the Property and the interest of Landlord in the premises leased pursuant to the Prime Lease. Without limiting the generality of the foregoing, Tenant shall not permit the Premises, the Building or the Property to become subject to any mechanics’, laborers’ or materialmen’s lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises by, or at the direction or sufferance of, Tenant, provided, however, that if so permitted under the Prime Lease, Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Prime Landlord and Landlord such security as may be deemed satisfactory to them to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of the Premises, the Building or the Property by reason of non-payment thereof, provided further, however, that on final determination of the lien or claim of lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.

20.     INDEMNITY. Tenant agrees to indemnify Landlord and hold Landlord harmless from all losses, damages, liabilities and expenses which Landlord may incur, or for which Landlord may be liable to Prime Landlord, arising from the acts or omissions of Tenant which are the subject matter of any indemnity or hold harm less of Landlord to Prime Landlord under the Prime Lease. Landlord shall indemnify, defend, and hold harmless Tenant from and against any loss, damage, injury, liability, claim, cost or expense (including reasonable attorneys’ fees and court costs) attributable to Landlord‘s negligent acts or omissions in connection with its access of the server room shown on Exhibit A.

21.     LANDLORD’S RESERVED RIGHTS. Landlord reserves the right, on reasonable prior written notice, to inspect the Premises.

22.     DEFAULTS. Tenant further agrees that any one or more of the following events shall be considered Events of Default as said term is used herein, that is to say, if:

(a) Tenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Tenant asking reorganization of Tenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any-State, shall be entered, and any such decree or judgment or order shall not have been vacated or stayed or set aside within sixty (60) days from the date of the entry or granting thereof; or Tenant shall file, or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petit ion pursuant or purporting to be pursuant to the Federal bankruptcy laws now or hereafter amended, or Tenant shall institute any proceedings for relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension or

(b) Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Tenant or any of the property of Tenant; or

(c) Tenant shall admit in writing its inability to pay its debts as they become due: or

(d) The Premises are levied on by any revenue officer or similar officer; or

(e) A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated, stayed or set aside with in sixty (60) days from the date of entry or granting thereof; or

(f) Tenant shall abandon the Premises during the Term hereof; or Tenant shall default in any payment of Rent required to be made by Tenant hereunder when due as herein provided and such default shall continue for five (5) days after notice thereof in writing to Tenant; or

(g) Tenant shall default in securing insurance or in providing evidence of insurance as set forth in Section 10 of this Sublease or shall default with respect to lien claims as set forth in Section 19 of this Sublease and either such default shall continue for five (5) days after notice thereof in writing to Tenant; or

(h) Tenant shall, by its act or omission to act, cause a default under the Prime Lease and such default shall not be cured within the time, if any permitted for such cure under the Prime Lease; or

(i) Tenant shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant, or if cure reasonably takes a longer period, such longer period as is reasonable required, but under no circumstance to exceed ninety (90) days.

23.     REMEDIES. Upon the occurrence of any one or more Events of Default, Landlord may exercise any remedy against Tenant which Prime Landlord may exercise for default by Landlord under the Prime Lease.

24.     SECURITY DEPOSIT. To secure the faithful performance by Tenant of all the covenants, conditions and agreements in this Sublease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed including, but not by way of limitation, such covenants and agreements in this Sublease which become applicable upon the termination of the same by re-entry or otherwise, Tenant has deposited with Landlord the Security Deposit as specified in Section 1(q) on the understanding that: (a) the Security Deposit or any portion thereof not previously applied, or from time to time, such one or more portions thereof, may be applied to the curing of any default that may then exist, without prejudice to any other remedy or remedies which Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the Security Deposit so the same may be restored to its original amount; (b) should the Prime Lease be assigned by Landlord, the Security Deposit or any port ion thereof not previously applied may be turned over to Landlord’s assignee and if the same be turned over as aforesaid, Tenant hereby releases Landlord from any and all liability with respect to the Security Deposit and/or its application or return; (c) if permitted by law, Landlord or its successor shall not be obligated to hold the Security Deposit as a separate fund, but on the contrary may commingle the same with its other funds; (d) if Tenant shall faithfully fulfill, keep, perform and observe all of the covenants, conditions and agreements in this Sublease set forth and contained on the part of Tenant to be fulfilled, kept, performed and observed; the sum deposited or the portion thereof not previously applied, shall be returned to Tenant without interest no later than thirty (30) days after the expiration of the Term of this Sublease or any renewal or extension thereof, provided Tenant has vacated the Premises and surrendered possession thereof to Landlord at the expiration of the Term or any extension or renewal thereof as provided herein; (e) in the event that Landlord terminates this Sublease or Tenant’s right to possession by reason of an Event of Default by Tenant, Landlord may apply the Security Deposit against damages suffered to the date of such termination and/or may retain the Security Deposit to apply against such damages as may be suffered or shall accrue thereafter by reason of’ Tenant’s default; (f) in the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, the Security Deposit shall be deemed to be applied first to the payment of any Rent due Landlord for all periods prior to the institution of such proceedings, and the balance, if any, of the Security Deposit may be retained or paid to Landlord in partial liquidation of Landlord’s damages.

25.     NOTICES AND CONSENTS. All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be deemed given when received or refused if sent by United States registered or certified mail, postage prepaid, return receipt requested or if sent by overnight commercial courier service (a) if to Tenant, addressed to Tenant at the address specified in Section 1(b) or at such other place as Tenant may from time to time designate by notice in writing to Landlord or (b) if for Landlord, addressed to Landlord at the address specified in Section 1(c) or at such other place as Landlord may from time to time designate by notice in writing to Tenant. Each party agrees promptly to deliver a copy of each notice, demand, request, consent or approval from such party to Prime Landlord and promptly to deliver to the other party a copy of any notice, demand, request, consent or approval received from Prime Landlord. Such copies shall be delivered by overnight commercial courier.

26.     PROVISIONS REGARDING SUBLEASE. This Sublease and all the rights of parties hereunder are subject and subordinate to the Prime Lease. Each party agrees that it will not, by its act or omission to act, cause a default under the Prime Lease. In furtherance of the foregoing, the parties hereby confirm, each to the other, that it is not practical in this Sublease agreement to enumerate all of the rights and obligations of the various parties under the Prime Lease and specifically to allocate those rights and obligations in this Sublease agreement. Accordingly, in order to afford to Tenant the benefits of this Sublease and of those provisions of the Prime Lease which by their nature are intended to benefit the party in possession of the Premises, and in order to protect Landlord against a default by Tenant which might cause a default or event of default by Landlord under the Prime Lease:

(a) Provided Tenant shall timely pay all Rent when and as due under this Sublease, Landlord shall pay, when and as due, all base rent, additional monthly rent and other charges payable by Landlord to Prime Landlord under the Prime Lease.

(b) Landlord shall perform its covenants and obligations under the Prime Lease which do not require for their performance possession of the Premises and which are not otherwise to be performed hereunder by Tenant on behalf of Landlord. For example, Landlord shall at all times keep in full force and effect all insurance required of Landlord as tenant under the Prime Lease.

(c) Tenant shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Prime Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Premises. If practicable, Tenant shall perform affirmative covenants which are also covenants of Landlord under the Prime Lease at least five (5) days prior to the date when Landlord’s performance is required under the Prime Lease. Landlord shall have the right to enter the Premises to cu re any default by Tenant under this Section.

(d) Landlord shall not agree to an amendment to or termination of the Prime Lease which might have an adverse effect on Tenant’s occupancy of the Premises or its use of the Premises for their intended purpose, unless Landlord shall first obtain Tenant’s prior written approval thereof.

(e) Landlord hereby grants to Tenant the right to receive all of the services and benefits with respect to the Premises which are to be provided by Prime Landlord under the Prime Lease. Landlord shall have no duty to perform any obligations of Prime Landlord which are, by their nature, the obligation of an owner or manager of real property. For example,

Landlord shall not be required to provide the services or repairs which the Prime Landlord is required to provide under the Prime Lease. Landlord shall have no responsibility for or be liable to Tenant for any default, failure or delay on the part of Prime Landlord in the performance or observance by Prime Landlord of any of its obligations under the Prime Lease, nor shall such default by Prime Landlord affect this Sublease or waive or defer the performance of any of Tenant’s obligations hereunder except to the extent that such default by Prime Landlord excuses performance by Landlord, under the Prime Lease. Notwithstanding the foregoing, the parties contemplate that Prime Landlord shall, in fact, perform its obligations under the Prime Lease and in the event of any default or failure of such performance by Prime Landlord, Landlord agrees that it will, upon notice from Tenant, make demand upon Prime Landlord to perform its obligations under the Prime Lease and, provided that Tenant specifically agrees to pay all costs and expenses of Landlord and provides Landlord with security reasonably satisfactory to Landlord to pay such costs and expenses, Landlord will take appropriate legal action to enforce the Prime Lease. In the event Landlord is entitled, under the Prime Lease, to a rent abatement as a result of Prime Landlord’s failure to provide services or the making of repairs or improvements, then Tenant shall be entitled to rent abatement in the same proportion as Landlord’s rent for the Sublease Premises under the Prime Lease is abated.

27.     ADDITIONAL SERVICES. Landlord shall cooperate with Tenant to cause Prime Landlord to provide services required by Tenant in addition to those otherwise required to be provided by Prime Landlord under the Prime Lease. Tenant shall pay Prime Landlord’s charge for such services promptly after having been billed therefor by Prime Landlord or by Landlord. If at any time a charge for such additional services is attributable to the use of such services both by Landlord and by Tenant, the cost thereof shall be equitably divided between Landlord and Tenant.

28.     PRIME LANDLORD’S CONSENT. This Sublease and the obligations of the parties hereunder are expressly conditioned upon Landlord’s obtaining prior written consent hereto by Prime Landlord, if such written consent is required under the Prime Lease. Tenant shall promptly deliver to Landlord any information reasonably requested by Prime Landlord (in connection with Prime Landlord’s approval of this Sublease) with respect to the nature and operation of Tenant’s business and/or the financial condition of Tenant. Landlord and Tenant hereby agree, for the benefit of Prime Landlord, that this Sublease and Prime Landlord’s consent hereto shall not (a) create privity of contract between Prime Landlord and Tenant; (b) be deemed to have amended the Prime Lease in any regard (un less Prime Landlord shall have expressly agreed in writing to such amendment); or (c) be construed as a waiver of Prime Landlord’s right to consent to any assignment of the Prime Lease by Landlord or any further subletting of premises leased pursuant to the Prime Lease, or as a waiver of Prime Landlord’s right to consent to any assignment by Tenant of this Sublease or any sub-letting of the Premises or any part thereof. Prime Landlord’s consent shall, however, be deemed to evidence Prime Landlord’s agreement that Tenant may use the Premises for the purpose set forth in Section 1(r) and that Tenant shall be entitled to any waiver of claims and of the right of subrogation for damage to Prime Landlord’s property if and to the extent that the Prime Lease provides such waivers for the benefit of Landlord. If Prime Landlord fails to consent to this Sublease within thirty (30) days after the execution and delivery of this Sublease, either party shall have the right to terminate this Sublease by giving written notice thereof to the other at any time thereafter, but before Prime Landlord grants such consent.

29.     BROKERAGE. Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease other than the Broker as specified in Section 1(s), whose commission shall be paid by Landlord, and covenants to pay, hold harmless and indemnify the other party from and against any and all costs (including reasonable attorneys’ fees), expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Sublease or the negotiation thereof on behalf of such party.

30.     FURNITURE. Tenant shall have use of all existing furniture within the Premises and shall succeed to any rights Landlord has in such furniture. Upon lease termination, Landlord is required to leave all furniture itemized in the attached “Furniture and Equipment Itemization”, in good working order and condition, subject to normal wear and tear. Tenant shall be subject to all terms and conditions per the master lease agreement.

31.     MISCELLANEOUS.

(a) This Sublease shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this Sublease to Tenant.

(b) This Sublease (including any Schedules and Exhibits referred to herein and all supplementary agreements provided for herein) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Sublease.

(c) This Sublease shall be governed in all respects by the laws of the State of California.

(d) The captions in this Sublease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Sublease or the intent of any provision hereof.

(e) The terms, covenants, conditions and agreements contained in this Sublease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Sublease, to their respective legal representatives, successors, and assigns.

(f) This Sublease may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

(g) No modification, waiver or amendment of this Sublease or any of its provisions shall be binding upon Landlord or Tenant unless in writing and signed by Landlord and Tenant.

(h) Any Assignment/Sublease, Renewal Right, and Parking shall be governed by the master lease agreement between the Prime Landlord and Landlord. So long as Tenant is not in default, Tenant shall be entitled to use 22 unreserved vehicle parking spaces.

The parties have executed this Sublease the day and Year first above written.

TENANT: PresbiBio, LLC

By:	/s/ Zohar Loshitzer
Its:	President

LANDLORD: Trustwave Holdings, Inc.

By:	/s/ Robert J. McCullen
Its:	CEO

EXHIBIT A

M86 SECURITY	1ST FLOOR SPACE PLAN
8845 IRVINE CENTER DRIVE	APPROX. 5,500 USF

Furniture and Equipment Itemization –

Paragraph 30

Office Area

Count	Item
2	Kitchen Barstools (Blonde Wood Swivel)
2	Grey Bookshelf (4 shelves)
24	Cubicles
29	Orange office chairs
27	Wastebaskets
1	Blue Big Recycle Wastebaskets
1	Large Grey Kitchen Trash can
1	Black Small Guest Chairs
7	Dry Erase boards (metal frame)
2	Yellow chairs
4	Yellow chairs w/ attached trays
4	Blue & Yellow Guest Chairs
1	Half oval table (in large office)
6	Offices w/ Desk storage setup
1	Small Black round table w/ 3 leather chairs
2	HON Black Storage Cabinets
11	Cubicle Tack Strips
20	Cubicle Magazine Racks
3	Cubicle File Sorters
9	Cubicle Shelves
7	Cubicle Name Holders

Warehouse

Count	Item
16	Warehouse racks (Grey)
3	Rolling Rack silver (Warehouse)
2	Silver ladders
1	Green Rolling Ladder
16	Wastebaskets
5	Blue small Recycle Wastebaskets
13	Orange office Chairs
2	Red Stools
1	Pellet Jack
1	Grey Metal Push Cart

GYM Items

Count	Item
1	Weight Scale
1	Flat Screen T.V on Wall mount
1	Oscilating Fan (White)
1	Oscilating Air Purifier (Black)
1	Water Cooler (Hot & Cold Water)
1	Small Floor fan (Metal)
1	Square Floor Fan
6	Gym Lockers Toweres (5 lockers per tower)
2	Personal fans
2	Grey Chairs
1	Blue & Yellow Chair
3	Trash cans
1	Treadmill
2	Ellipticals
1	Exercise Bike

Count	Item
1	Tuff Stuff Multi Function Trainer
1	Flat Utility Bench
1	Incline Bench
1	Weight Bench
2	5 lb dumbbells
2	10 lb dumbbells
2	15 lb dumbbells
2	20 lb dumbbells
2	25 lb dumbbells
2	30 lb dumbbells
2	35 lb dumbbells
2	40 lb dumbbells
2	45 lb dumbbells
2	50 lb dumbbells
2	60 lb dumbbells
1	Dumbbell Rack